UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2012

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry Into a Material Definitive Agreement.

On August 23, 2012, Rockwood Holdings, Inc. (“Rockwood”) entered into a Scheme Implementation Agreement (the “Agreement”) with Talison Lithium Limited, a company incorporated in Australia (“Talison”), pursuant to which a designated subsidiary of Rockwood will acquire all of the ordinary shares in the capital of Talison for C$6.50 per share in cash for approximately C$724 million in the aggregate on a fully diluted basis (US$732 million, based on an exchange rate of C$1 = US$1.011635) (the “Transaction”).  Talison is a leading producer of lithium concentrate from its lithium mineral project in Western Australia and has its ordinary shares listed on the Toronto Stock Exchange.

Pursuant to the terms of the Agreement, the Transaction will be accomplished in accordance with a scheme of arrangement under Australian law.  The Transaction is subject to certain closing conditions, including approval of Talison’s shareholders, approval from the Australian court in accordance with the Australian Corporations Act and regulatory approvals. The Agreement contains “no shop” and “no talk” provisions (subject to directors’ fiduciary duty exemptions), and provides that Talison must notify Rockwood in the event it receives a competing offer and must permit Rockwood to propose a matching offer.  If the Agreement is terminated in certain circumstances, Talison or Rockwood would be required to pay the other a fee of C$7 million.  Subject to the satisfaction or waiver of the closing conditions, the Transaction is expected to be completed in November 2012.

Rockwood expects to finance the Transaction using existing cash on its balance sheet and new debt financing.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.              Regulation FD Disclosure.

On August 23, 2012, Rockwood issued a press release announcing the signing of a definitive agreement that provides for the Transaction.  A copy of the press release announcing the planned acquisition is furnished as Exhibit 99.1 of this report and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Scheme Implementation Agreement by and between Talison Lithium Limited and Rockwood Holdings, Inc. dated August 23, 2012.

99.1	Press Release dated August 23, 2012.

The information set forth in this filing contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood, including the timing of the closing of the Transaction. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s periodic reports on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

	By:	/s/ Michael W. Valente
		Name:	Michael W. Valente
		Title:	Assistant Secretary

Dated: August 27, 2012